For the fiscal period ended (a) 12/31/95 File number (c) 811-7064

                          SUB-ITEM 77 0 EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3 1. Name of Issuer Midwest Express Holdings, Inc.

2.   Date of Purchase
       9/21/95

3.   Number of Securities Purchased
       59,000

4.   Dollar Amount of Purchase
       $106,200

5.   Price Per Unit
       $18

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Salomon

7.   Other Members of the Underwriting Syndicate

     Lazard Freres Asset Management
     Salomon

For the fiscal period ended (a) 12/31/95 File number (c) 811-7064

                          SUB-ITEM 77 0 EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3 1. Name of Issuer General Motors Corporation

2.   Date of Purchase
       6/8/95

3.   Number of Securities Purchased
       10,300

4.   Dollar Amount of Purchase
       $436,462.50

5.   Price Per Unit
       $42.375

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch

7.   Other Members of the Underwriting Syndicate

     Merrill Lynch
     CS First Boston
     Salomon Brothers Inc.
     Lehman Brothers
     Morgan Stanley & Co.
     Goldman, Sachs & Co.